www.karman-sd.com NYSE: KRMN “Our team delivered outstanding results in 2025, with 37 percent revenue growth, 37 percent adjusted EBITDA growth and strategic investments designed to satisfy accelerating customer demand for our solutions.” Jon Rambeau Chief Executive Officer Revenue Net Income $471.5M $145.3M +37% YoY 30.8 % Margin +37% YoY HIGHLIGHTS CONSISTENT GROWTH 2023 2024 2022 Four accretive acquisitions in past year 2025 Record 2025 YE backlog of $801 million Projecting 50%+ revenue growth in 2026 Projecting 45%+ adj. EBITDA growth in 2026 $472 $345 $281 $226 SPEED.AGILITY.SCALE. Aligned with the U.S. Government’s Key Priorities in Space and National Security CEO MESSAGE Adj. EBITDA $17.3M RECORD 2025 RESULTS Revenue (in $millions) 28% Compound Annual Growth Rate 2022 - 2025